EXHIBIT 5.1

                   Wilson Sonsini Goodrich & Rosati
                       Professional Corporation

                          650 PAGE MILL ROAD
                    PALO ALTO, CALIFORNIA 94304-1050
              TELEPHONE 415-493-9300   FACSIMILE 415-493-6811
                            WWW.WSGR.COM

                            March 18, 1997


Cirrus Logic, Inc.
3100 W. Warren Avenue
Fremont, CA  94538

        Re:  Cirrus Logic, Inc. Registration Statement on Form S-1
             -----------------------------------------------------

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 to be filed by Cirrus Logic, Inc. (the "Company") with the Securities and Exchange Commission on March 18, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 11,591,219 shares of Common Stock of the Company upon conversion of $280,750,000 aggregate principal amount of 6% Convertible Subordinate Notes (the "Registrable Notes") of the Company due December 15, 2003 (equal to a conversion rate of 41.2903 shares per $1000 principal amount of Registrable Notes).

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of Shares, and upon the completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with securities laws of various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                          Very truly yours,

                          /s/ WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation